UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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HYDROFLO, INC.

(Name of Registrant as Specified in Its Charter)

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HYDROFLO, INC.
2501 Reliance Avenue
Apex, North Carolina 27539
Telephone: (919) 355-1200

NOTICE OF SUBSTITUTE ANNUAL MEETINGS OF SHAREHOLDERS
THURSDAY, JUNE 29, 2006

To the Shareholders:

The 2005 Substitute Annual Meeting of the Shareholders of HydroFlo, Inc. (the "Company") will be held:

●	Thursday, June 29, 2006
●	3:00 p.m. (local time)
●	Offices of the Company
2501 Reliance Avenue
Apex, North Carolina

or at any adjournments thereof, for the following purposes:

●	To elect two directors to serve one-year terms until the Annual Meeting for 2006, or until their successors are elected and qualified.

●	To amend the Company’s Articles of Incorporation to limit the liability of directors of the Company to the fullest extent provided by North Carolina law.

●	To amend the Company’s Bylaws to permit the Board of Directors to amend the bylaws.

●	To authorize the Company to withdraw its election to be treated as a Business Development Company.

●	To transact such other businesses as may properly come before the meeting or any adjournments thereof.

Shareholders of record at the close of business on June 1, 2006, are entitled to notice of the meeting and to vote at the meeting and any adjournments thereof. The Company's stock transfer books will not be closed.

By order of the Board of Directors,

Neal Hill
Chairman, President and Chief Executive Officer

June 9, 2006

HYDROFLO, INC.

2501 Reliance Avenue
Apex, North Carolina 27539
Telephone: (919) 355-1200

INFORMATION STATEMENT

SUBSTITUTE ANNUAL MEETING

This information statement is being furnished to shareholders of HydroFlo, Inc., a North Carolina corporation (the "Company"), to accompany the notice of a special meeting that will serve as the 2005 Substitute Annual Meeting of Shareholders (“Annual Meeting”) to be held:

●	Thursday, June 29, 2006
●	3:00 p.m. (local time)
●	Offices of the Company
2501 Reliance Avenue
Apex, North Carolina

The Board has fixed the close of business on June 1, 2006, as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting. This Information Statement is first being mailed to the shareholders on or about June 9, 2006. This Information Statement is required under the Federal securities rules and is provided to you solely for your information.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

QUORUM

The Company's Bylaws provide that the holders of a majority of the Company's outstanding shares, represented in person or by proxy, shall constitute a quorum at the Annual Meeting, and that if there is no quorum present at the opening of the meeting, the Annual Meeting may be adjourned from time to time by the vote of a majority of the shares voting on the motion to adjourn. Abstentions and broker non-votes will be counted as present and entitled to vote for purposes of determining whether a quorum is present at the Annual Meeting. A broker non-vote occurs when an institution holding shares as a nominee does not have discretionary voting authority with respect to a proposal and has not received voting instructions from the beneficial owner of the shares.

HOW VOTES WILL BE COUNTED

Each Share is entitled to one vote for each matter submitted for a vote and, in the election of directors, for each director to be elected. The appointments of proxy will be tabulated by one or more inspectors of election designated by the Board.

Proposal 1 — Election of directors. In the election of directors under Proposal 1, the two nominees receiving the highest number of votes will be elected. Shares not voted (including abstentions and broker non-votes) will have no effect. Shareholders are not authorized to cumulate their votes for directors.

Proposal 2 — Approval of an Amendment to the Company’s Articles of Incorporation to Limit the Liability of Directors. Proposal 2 will be approved if the number of votes cast for the proposal exceeds the number of votes cast against the proposal. Shares not voted (including abstentions and broker non-votes) will have no effect.

Proposal 3 — Approval of an Amendment to the Company’s Bylaws to allow the Board to amend the Bylaws. Proposal 3 will be approved if the number of votes cast for the proposal exceeds the number of votes cast against the proposal. Shares not voted (including abstentions and broker non-votes) will have no effect.

Proposal 4 — Authorization of the withdrawal of the Company’s election to be treated as a Business Development Company. Proposal 4 will be approved if the number of votes cast for the proposal exceeds the number of votes cast against the proposal. Shares not voted (including abstentions and broker non-votes) will have no effect.

DESCRIPTION OF THE VOTING SECURITIES

At the close of business on the voting record date, June 1, 2006, there were 70,838,147 shares of the Company's common stock (sometimes referred to herein as the "Shares") issued and outstanding and entitled to vote at the Annual Meeting. The Company is authorized to issue five hundred million shares of common stock and five million shares of preferred stock, of which four million shares were issued and outstanding on June 1, 2006. The outstanding preferred stock has no voting rights. As of the voting record date, there were approximately 85 holders of record of the Company's common stock.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth the beneficial ownership of each person known to the Company to hold more than five percent of the Shares as of March 31, 2006.

Name and address of	Shares Currently	Percent of Shares
Shareholder	Beneficially Owned	Beneficially Owned (1)

Capital Access, Inc.	13,460,000	19.0%
4418 Penrose Valley Circle
Cary, NC 27511
Dennis Mast, Managing Director

FreeHarbour Foundation	22,282,608	31.5%
5620 Merion Station Drive
Apex, NC 27539
Dennis Mast, Protector

(1)  The ownership percentage of each individual is calculated based on the total of 70,838,147 Shares issued and outstanding as of March 31, 2006.

The following table shows, as of March 31, 2006, the number of Shares beneficially owned by each director and by all directors and principal officers of the Company as a group:

Beneficial owner (position)	Common stock currently owned (1)	Percent of common stock owned (2)
Neal Hill (director, Chairman, President & CEO)	- 0 -	*
Ross Smith (director)	60,000	*
Directors and principal officers as a group (2 persons)	60,000	*

NOTES:

*	Owns less than one percent of the outstanding common stock.

(1)	To the Company’s knowledge, each person has sole voting and investment power over the securities shown as beneficially owned by such person.

(2)	The ownership percentage of each individual is calculated based on the total of 70,838,147 Shares issued and outstanding as of March 31, 2006.

PROPOSAL 1: ELECTION OF DIRECTORS

Board size and membership: Under the Company's Articles and Bylaws, the number of directors shall be such number as the Board determines from time to time prior to each Annual Meeting of Shareholders at which directors are to be elected. That number cannot be less than three. The Board, by resolution, has set the number of directors for 2005 at three.

Directors to be elected at this Annual Meeting. At this Annual Meeting, two directors will be elected to one-year terms expiring at the Annual Meeting of Shareholders in 2006, or until their successors are elected and qualified, or until their death, resignation or retirement. One board set will remain vacant and may be filled by the remaining directors. Any director appointed to this vacancy will be subject to election at the next annual meeting of the shareholders.

Votes needed to elect. The two nominees receiving the highest number of votes will be elected.

Nominations. The Board has nominated the two incumbent Board members for re-election. Neal Hill was appointed to the Board in May 2006. Ross W. Smith has served as a director of the Company since April 2004.

Nominees. The following are the names of the nominees for election to two of the three Board seats, their ages at March 31, 2006, and their principal occupations during the past five years.

Dr. Neal Hill, 65

Dr. Neal Hill has served as President and CEO of the Company since April 7, 2006. Prior to that, he was CEO of Hill Business Solutions, Inc., which provided management and capital funding services for small and mid-size companies with cash flow issues and CEO of Hill Environmental Group, which provided management and environmental consulting services to industrial, municipal, and university clients. He has been CEO of six companies since 1978. Dr. Hill was recruited as CEO of a hazardous waste services company where he merged and integrated two companies into a full-service hazardous waste collection, treatment, and disposal company. He was recruited as CEO of a hazardous waste treatment facility where he leveraged technologies to reduce cost and improve service, and focused on market niches that would enable the company to achieve defensive competitive advantages. He was employed by a new Division for a New York Stock Exchange Company with responsibility in a manufacturing/sales environment. Dr. Hill also was founding CEO of a startup company to design, develop, test, and market a proprietary line of particle-sizing instruments for environmental monitoring which was later sold to a New York Stock Exchange Company. He also took a consultant and equity position with an instrumentation/pollution control equipment manufacturer where he managed marketing and sales.

Ross W. Smith, 46

Ross W. Smith is a successful business professional that has started, owned, and operated several businesses in the past twenty years, ranging from printing and distribution to real estate holdings and investments. Through growth and management of various businesses, Mr. Smith has gained valuable experience in every aspect of successful business operations. Mr. Smith's accomplishments have included the startup and management of mini-storage facilities, acquisition and management of significant real estate holdings and a successful turnaround and sale of a previously faltering printing business

MANAGEMENT OF THE COMPANY

Director Relationships

Board Relationships. No director or principal officer is related to another director or principal officer.

Other Directorships. No director is a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Board Attendance and Fees

During 2005, the Board held five meetings. All directors attended at least seventy-five percent of all Board and committee meetings. During 2005, each Board member received an attendance fee of $1,000 per Board meeting attended.

Committees of the Board of Directors

The Company currently has no compensation committee or other board committee performing equivalent functions. Currently, all members of the Board of Directors participate in discussions concerning executive officer compensation.

The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Company's Board of Directors and report the result of their activities to the Board. Such responsibilities shall exclude but shall not be limited to, the selection, and if necessary the replacement of the Company's independent auditors, review and discuss with such independent auditors and the Company's internal audit department (i) the overall scope and plans for the audit, (ii) the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risks, and legal and ethical programs, and (iii) the results of the annual audit, including the financial statements to be included in the Company's 2005 annual report on Form 10-K. The audit committee charter is filed as an exhibit to the Company's 2005 annual report on Form 10-K.

Executive Compensation

Cash Compensation. This table sets forth certain information regarding the annual and long term compensation paid to or for our Chief Executive Officer and the other officer of the Company earning more than $100,000 during the fiscal years ended June 30, 2003, 2004 and 2005.

SUMMARY COMPENSATION TABLE

	Annual				Long Term
	Compensation				Compensation
		Salary	Bonus	Other Annual Comp.	Restricted Stock Awards	Options/ SARS	All Other Comp.
Name and Position	Year	($)	($)	($)	(#)	($)	($)

Dennis Mast (1)	2005	55,200	-0-	-0-	-0-	-0-	2,098,630	(2)
CEO	2004	55,200	-0-	-0-	-0-	-0-	-0-
	2003	55,200	-0-	-0-	-0-	-0-	-0-

Thomas Barbee (3)	2005	66,665	-0-	-0-	-0-	33,750	-0-
President	2004	100,000	-0-	-0-	-0-	728,000	-0-
	2003	100,000	-0-	-0-	-0-	582,000	-0-

(1)	Effective May 16, 2006, Mr. Mast resigned as CEO.
(2)
Mr. Mast's services were provided under an agreement with his affiliate, Free Harbor, LLC. In connection with the management agreement with Free Harbor LLC, the Company agreed to pay Free Harbor LLC 10% of pretax profits as long as the management agreement is in effect. This agreement was terminable at will by either party without notice and was terminated in May 2006.

(3)	Effective February 24, 2005, Mr. Barbee resigned as President and was reassigned as the Chief Operating Officer of one of the Company’s subsidiaries, HydroFlo Water Treatment, Inc.

Other Related Party Transactions

In July 2001, the Company entered a management fee agreement with Free Harbor LLC (an entity company controlled by Dennis Mast, a principal shareholder and former CEO of the Company), whereby the Company agreed to pay Free Harbor LLC $4,600 per month plus 10% of pretax profits as long as the management agreement was in effect. Expenses incurred under this arrangement totaled $2,153,830, $55,200, and $55,200 for the years ended June 30, 2005, 2004 and 2003, respectively, and at June 30, 2005 and 2004, the Company had amounts payable of approximately $2,102,300 and $0, respectively, due to Free Harbor LLC. During the year ended June 30, 2004, $170,000 of the payable balance was satisfied through the issuance of 3,800,000 non-voting preferred shares of the Company. This agreement was terminated in May 2006.

At June 30, 2005, the Company had a loan outstanding of $25,000 payable to a director of the Company. This loan has been fully repaid subsequent to the fiscal year end.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors and principal officers of the Company are required by federal law to file reports with the Securities and Exchange Commission (“SEC”) regarding the amount of and changes in their beneficial ownership of the Shares. Based solely on a review of reports filed by the Company on these individuals’ behalf, all such required reports were timely filed.

PROPOSAL 2: AMENDMENT OF THE COMPANY’S ARTICLES OF INCORPORATION TO LIMIT THE LIABILITY OF THE DIRECTORS

At a meeting of the Board on May 30, 2006, a proposal was made that the Company’s Articles of Incorporation be amended to limit the liability of directors to the fullest extent provided by North Carolina law. The Board unanimously approved the Amendment and proposed it for approval by shareholders at this Annual Meeting. The current Bylaws of the Company provide for indemnification of the officers and directors to the fullest extent provided by North Carolina law. The North Carolina Business Corporation Act also permits a corporation to provide in its Articles of Incorporation that the directors shall generally not be liable to the corporation or any of its shareholders for monetary damages for breach of duty as a director. The proposed provision will eliminate such liability except for (i) acts and omissions that the director knew or believed to be clearly in conflict with the best interests of the corporation at the time of the act or omission, (ii) liability for distributions and dividends in violation of the North Carolina Business Corporation Act, or (iii) any transaction from which the director derived an improper personal benefit. This Amendment will become effective when it is filed with the North Carolina Secretary of State. The text of this proposed Amendment is attached as Exhibit A.

Reasons for Amendment

The Company would benefit from a Board of Directors with a majority of members who are not affiliated with the Company. Many of the commentaries on corporate governance note that such disinterested directors are a method to provide that the Company is operated in the best interests of the shareholders. The Board believes this Amendment can facilitate the recruitment of such disinterested directors, and it believes that the Amendment could help to encourage a disinterested party to serve as a director of the Company at a time when the perceived liabilities of serving on a public corporation are receiving much commentary.

PROPOSAL 3: APPROVAL OF AN AMENDMENT TO THE BYLAWS OF THE COMPANY TO PERMIT THE DIRECTORS TO AMEND THE BYLAWS

General

At a meeting of the Board on May 30, 2006, a proposal was made that Article XIV of the Company’s bylaws be amended to permit the Board to amend the bylaws. The Board unanimously approved the Amendment and proposed it for approval by shareholders at this Annual Meeting. Article XIV of the current bylaws of the Company only permit the bylaws to be amended by a majority vote of the shareholders at an annual meeting or a special meeting called for that purpose. The proposed Amendment to Article XIV would permit the directors to amend the bylaws by the affirmative vote of a majority of the directors then holding office at any regular or special Board meeting. The Amendment would not permit the Board to adopt a bylaw:
(i) requiring more than a majority of the voting shares for a quorum at a shareholders' meeting or more than a majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by law; or
(ii) providing for the management of the Company other than by the Board or its Executive Committee.

This Amendment would permit shareholders to make, alter, amend or repeal the bylaws at any annual meeting or at a special meeting called for such purpose, and any bylaws adopted by the directors could be altered or repealed by the shareholders. The Amendment would not permit any bylaw adopted or amended by the shareholders to be altered or repealed by the Board, unless specific authority to do so was provided to the Board by the shareholders.

This Amendment will become effective upon approval by the shareholders at this Annual Meeting. The text of this proposed Amendment is attached as Exhibit B.

Reasons for Amendment

The current bylaws provision makes certain otherwise routine corporate proceedings complex and expensive. Even minor amendments to the bylaws require obtaining shareholder approval at a duly called shareholders’ meeting. In order for the Board of Directors to properly manage the operations of the Company in today’s regulatory environment, the Board needs the flexibility to adopt amendments to the bylaws. The Amendment retains the safeguards on shareholder approval that are provided by the North Carolina Business Corporation Act.

PROPOSAL 4: AUTHORIZATION OF THE WITHDRAWAL OF THE COMPANY’S ELECTION TO BE TREATED AS A BUSINESS DEVELOPMENT COMPANY

General

At a meeting of the Board on May 30, 2006, a proposal was made that the Company withdraw its election to be treated as a Business Development Company. Under the Investment Company Act, such an action requires the consent of the shareholders of the Company. The Board unanimously approved the withdrawal and proposed it for approval by shareholders at this Annual Meeting.

On March 4, 2004, the Company elected to be treated as a Business Development Company under the Investment Company Act. This election was made because of the perceived advantages that such election would bring to the business plan of the Company. However, on May 19, 2006, the Company entered into a consent agreement with the Securities and Exchange Commission. The Board believes that the perceived advantages of the Business Development Company election are no longer material to the evolving business plan of the Company and that the election should be withdrawn.

This Proposal will become effective immediately upon filing with the Securities and Exchange Commission.

Reasons for Proposal

Certain of those advantages of being treated as a Business Development Company, particularly the ability to sell securities of the Company pursuant to an exemption from the Securities Act of 1933, as amended, provided by the Investment Company Act, are not available to a company that has entered into a consent agreement with the Securities and Exchange Commission. The Board also believes that the evolving business plan of the Company is not dependent on its election as a Business Development Company. The Board believes that a holding company format will serve the purposes of the Company’s project development concept and will be more recognizable by the investment community than the Business Development Company concept. After due consideration of the business reasons for the Business Development Company election and the advantages and disadvantages to the Company and its shareholders of the withdrawal of the election, the Board by unanimous vote determined that it is in the best interests of the Company and its shareholders for the Company to authorize the withdrawal of the election.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Company’s independent certified public accountant for the year ended June 30, 2005, was Kingery & Crouse PA (“Kingery & Crouse”). The Company’s independent certified accountant for the year ended June 30, 2006 is under discussion. Representatives of Kingery & Crouse are not expected to be present at the Annual Meeting.

The following table sets forth fees billed to the Company by its auditors during the fiscal years ended June 30, 2005 and June 30, 2004 for: (i) services rendered for the audit of its annual financial statements and the review of its quarterly financial statements, (ii) services by its auditor that are reasonably related to the performance of the audit or review of its financial statements and that are not reported as Audit Fees, (iii) services rendered in connection with tax compliance, tax advice and tax planning, and (iv) all other fees for services rendered.

(i) Audit Fees
	2004	2005

Kingery & Crouse	$16,475	$32,167
Grant Thornton, LLP	$27,179	$0

(ii) Audit-Related Fees
	None
(iii) Tax Fees
	None
(iv) All Other Fees
	None

TOTAL FEES

Kingery & Crouse	$16,475	$32,167
Grant Thornton, LLP	$27,179	$0

Audit Fees. Consists of fees billed for professional services rendered for the audit of our financial statements and review of the interim financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "Audit Fees."

Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning.

All Other Fees. Consists of fees for products and services other than the services reported above.

Policy On Audit Committee Pre-Approval Of Audit And Permissible Non-Audit Services Of Independent Auditors

The policy of the company's Audit Committee is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, and tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Company's Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Board of Directors may also pre-approve particular services on a case-by-case basis.

ANNUAL REPORT

In accordance with the regulations of the Securities and Exchange Commission, the Company's 2005 Annual Report on Form 10-K for the year ended December 31, 2005, including the consolidated financial statements and schedules, will be furnished to any shareholder upon written request to:

Neal Hill, President, HydroFLo, Inc., 2501 Reliance Avenue, Apex, North Carolina 27539.

No part of the 2005 Annual Report shall be regarded as a communication by means of which any solicitation is being or is to be made.

Exhibit A

No individual serving as a director of the Corporation shall be personally liable in an action whether by or in the right of the Corporation or otherwise for monetary damages for breach of such person's duty as a director of the Corporation; provided, however, that the foregoing clause shall not apply to any liability of a director with respect to (i) acts or omissions not made in good faith that the director at the time of breach knew or believed were in conflict with the best interests of the Corporation; (ii) any liability under Section 55-8-33 of the North Carolina General Statutes; or (iii) any transaction from which the director derived an improper personal benefit (which does not include a director's compensation or other incidental benefit for or on account of his service as a director, officer, employee, independent contractor, attorney, or consultant of the Corporation). If the North Carolina General Statutes are amended after the filing of these Articles to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the North Carolina General Statutes, as so amended. No amendment or repeal of the provisions of this Article shall apply to or have any affect on the liability or alleged liability of any director of the Corporation for or with respect to any act or failure to act on the part of such director occurring prior to such amendment or repeal. This provision shall not affect any charter or by-law provision or contract or resolution of the Corporation indemnifying or agreeing to indemnify a director against personal liability pursuant to and in accordance with the North Carolina General Statutes.

Exhibit B

Article XIV. Amendments.

Except as otherwise herein provided, these Bylaws may be amended or repealed and new Bylaws may be adopted by the affirmative vote of a majority of the directors then holding office at any regular or special Board meeting. The Board shall not have power to adopt a Bylaw:
(i) requiring more than a majority of the voting shares for a quorum at a shareholders' meeting or more than a majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by law; or
(ii) providing for the management of the Company other than by the Board or its Executive Committee.
The shareholders may make, alter, amend or repeal the Company’s Bylaws at any annual meeting or at a special meeting called for such purpose, and Bylaws adopted by the directors may be altered or repealed by the shareholders. No Bylaw adopted or amended by the shareholders shall be altered or repealed by the Board, unless specific authority to do so is provided to the Board by the shareholders.